**STOCKHOLDERS AGREEMENT**

This Stockholders Agreement (the "Agreement") is dated November 27, 2007, and is between OncoVista, Inc., a Delaware corporation (the "Company"), OSI Pharmaceuticals, Inc. (the "Investor"), and Alexander L. Weis (the "Founder").

The Company and the Investor are entering into that certain Subscription Agreement (the "Subscription Agreement") of even date herewith providing, among other things, for the issuance to the Investor of (i) 500,000 (Five Hundred Thousand) shares (the "Shares") of the Company's common stock ("Common Stock"), (ii) a warrant ("National Market Warrant") to purchase $5,000,000 of Common Stock at the National Market Exercise Price (as defined in the Stock Purchase Warrant, dated November 27, 2007, and (iii) a warrant to purchase 200,000 shares of Common Stock for $2.50 per share ("Base Warrant", along with the National Market Warrant, the "Warrants").

In connection with the closing of the transactions provided for in the Subscription Agreement, the Company, the Investor and the Founder desire to enter into this Agreement to provide for certain transfer restrictions and other matters.

The parties therefore agree as follows:

**SECTION 1**

**RIGHT OF FIRST OFFER**

1.1 Certain Definitions. For purposes of this Agreement,

(a) "Affiliate" means, with respect to a specified person or entity, any other person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, the specified person or entity. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by agreement or otherwise.

(b) "Exempt Transfer" means a Transfer to any Affiliate of Investor (collectively, "Related Parties").

(c) "Restricted Securities" means all equity securities of the Company (and all other securities of the Company that are, or may be with the passage of time or the occurrence of one or more events, convertible into equity securities of the Company, including the Warrants, Common Stock issued upon exercise of the Warrants and the Shares), now owned or subsequently acquired by Investor.

(d) "Transfer" means any direct or indirect sale, assignment, transfer or other disposition of any Restricted Security, or any beneficial interest therein.

1.2 Restrictions on Transfer.

(a) Restrictions. Investor may not voluntarily Transfer any Restricted Security unless (i) the transferee executes and delivers to the Company a counterpart signature page to this Agreement, agreeing that such transferee and the Restricted Securities Transferred to such transferee will be bound by all of the terms and conditions of this Agreement, (ii) the Transfer complies in all respects with applicable federal and state securities laws and (iii) the Transfer is either (A) an Exempt Transfer or (B) a bona fide Transfer to a third party following full compliance with the requirements of Section 1.3.

(b) Non-Compliant Transfers Void. Any voluntary Transfer of Restricted Securities that is not made in full compliance with the requirements of this Section 1.2 will be null and void, and the Company must refuse to recognize such Transfer and must not reflect on its records any change in record ownership of Restricted Securities pursuant to such Transfer.

1.3 Rights of First Offer.

(a) Offer Notice. Whenever and as often as Investor desires to sell any Restricted Securities, Investor (the "Selling Holder") must give the Company a notice to such effect (the "Offer Notice"), specifying the type, class and number of Restricted Securities that the Selling Holder desires to sell (the "Offered Securities"), the purchase price requested (all of which shall be payable in cash) and the other material terms and conditions of such offer. A separate Offer Notice must be given for each class or type of Restricted Securities subject to this Section 1.3.

(b) Contingent Purchasers' Right to Purchase.

(i) Upon receipt of a Offer Notice, the Company will have the right and option (but not the obligation) to purchase all of the Offered Securities on terms and conditions specified in the Offer Notice. The Company will be entitled to exercise this right at any time during the period (the "Exercise Period") beginning on the date the Offer Notice is delivered to the Company and ending on the fifteenth (15th) day thereafter.

(ii) To exercise such purchase right, the Company must give a notice of exercise (a "Exercise Notice") to the Selling Holder during the Exercise Period. The Exercise Notice shall constitute the Company's irrevocable offer to purchase, in accordance with Section 1.3(c), such Offered Securities. Failure of the Company to deliver a valid Exercise Notice during the Exercise Period will be deemed a waiver of the purchase right for the proposed transaction described in the Offer Notice.

(c) Closing of Right of First Offer. If the Company elects to purchase all of the Offered Securities pursuant to Section 1.3(b), the closing of the purchase and sale of such Offered Securities will occur on the tenth (10th) business day following the expiration the Exercise Period. At least one (1) business day prior to such date, the Selling Holder must deliver wire transfer instructions (if funds are to be wired) to the Company. The consummation of the purchase and sale of such Offered Securities will be effected by the Selling Holder's delivery to the Company of the Offered Securities (free and clear of any restrictions, liens or claims) and

such other instruments of transfer as the Company may reasonably request (including delivery of the certificate(s) representing the securities being purchased, properly endorsed for transfer), against payment by the Company of the purchase price therefor.

(d) Failure to Purchase All Offered Securities. If the Company does not consummate the purchase of all of the Offered Securities pursuant to Section 1.3(c), the Selling Holder may sell the Offered Securities not so purchased for consideration equal to or greater than the consideration specified in the Offer Notice. Any sale pursuant to this Section 1.3(d) must be consummated during the sixty (60) day period commencing on the expiration of the Exercise Period. Any Transfer of such Offered Securities after such sixty (60) day period or for consideration less than as specified in the Offer Notice will constitute a new sale that will be subject to the requirements of this Section 1.3 de novo.

1.4 Market Stand-Off Agreement. For a period of 180 days following the effective date of the first sale by the Company of newly-issued shares of Common Stock under the Securities Act, on Form S-1 or its equivalent, in a primary registration (or for such shorter period as may be allowed by the managing underwriter or underwriters of such offering), Investor will agree to such restrictions as such managing underwriter or underwriters may request with respect to the sale, transfer or other disposition of equity securities of the Company (or any interest therein), including the Warrants, Common Stock issued upon exercise of the Warrants and the Shares, provided that all other directors and executive officers of the Company and holders of at least five percent (5%) of the Company's voting securities agree to similar restrictions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Warrants, Shares or Common Stock or other equity securities of Investor until the end of such period.

## SECTION 2

## CO-SALE RIGHTS

2.1 Right to Participate.

(a) If the Founder proposes to transfer more than 50% of the shares of Common Stock held by him, the Founder shall deliver to the Investor a written notice (the "Co-Sale Notice") stating: (i) the Founder's bona fide intention to sell or otherwise transfer such shares of Common Stock (the "Offered Securities"); (ii) the name of each proposed purchaser or other transferee (a "Proposed Transferee"); (iii) the number of Offered Securities to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Founder proposes to transfer the Offered Securities (the "Offered Price").

(b) Investor shall have the right to participate in any sale to a Proposed Transferee upon the same terms and conditions as set forth in the Co-Sale Notice, subject to the terms and conditions set forth in this SECTION 2. Investor shall exercise its right by delivering to the Founder, within ten days after receipt of the Co-Sale Notice, written notice of its intention to participate, specifying the number of shares of Common Stock the Investor desires to sell to the Proposed Transferee. At the closing of the transaction, the Investor shall deliver one or more

certificates representing the number of shares of Common Stock which Investor elects to sell hereunder, duly endorsed for transfer to the Proposed Transferee.

2.2 Qualified Participation. Investor shall have the right to sell up to that number of shares of Common Stock equal to the product of (a) the amount of Offered Securities multiplied by (b) a fraction, the numerator of which is the number of shares of Common Stock owned by Investor, and the denominator of which is the total number of shares of Common Stock owned by the Founder, plus the total number of shares of Common Stock owned by Investor. In the event that Proposed Transferee desires to purchase a number of shares of Common Stock different from the amount of the Offered Securities, the amount that the Proposed Transferee desires to purchase shall be substituted for Offered Securities in the above equation for the purpose of determining Investor's participation rights. In the event of Investor participation, the Founder shall include such Investor shares in the sale at the Closing.

2.3 Restrictions Imposed by Transferee. To the extent that any Proposed Transferee prohibits such assignment or otherwise refuses to purchase shares from Investor, the Founder shall not sell to the Proposed Transferee any Common Stock unless and until, simultaneously with such sale or transfer, the Founder shall purchase such shares from Investor on the same terms and conditions specified in the Co-Sale Notice.

2.4 Permitted Transfers. The participation rights set forth in this SECTION 2 shall not apply to (a) any pledge of Common Stock made by the Founder in a bona fide loan transaction with a commercial bank that creates a mere security interest; (b) the transfer, without consideration, to the Founders' relatives by blood, marriage or adoption (each a member of the Founders' "Immediate Family"); (c) the transfer to or from a trust established by Founder for the benefit of one or more members of the Founder's Immediate Family; or (d) a transfer pursuant to a corporate or trust reorganization not resulting in a change of beneficial ownership of the Common Stock by the Founder or his Immediate Family.

## SECTION 3

## DRAG-ALONG RIGHTS

3.1 Drag-Along Rights. If the Founder proposes to (a) transfer in a bona fide arms length sale all of his shares of Common Stock to any person or persons who are not Affiliates of the Company or the Founder, (b) approve any merger of the Company with or into any other person who is not an Affiliate of the Company or the Founder, or (c) approve any sale of all or substantially all of the Company's assets to any person or persons who are not Affiliates of the Company or the Founder, the Founder shall have the right (the "Drag-Along Right") to (1) in the case of a transfer of the type referred to in clause (a), require the Investor to sell to the proposed transferee all of its shares of Common Stock (including any warrants or options to acquire Common Stock) for the same per share consideration as proposed to be received by the Founder (less, in the case of options or warrants, the exercise price for such options or warrants) then owned by such person or (2) in the case of a merger or sale of assets referred to in clauses (b) or (c), require the Investor to vote all shares of Common Stock then owned or controlled by Investor in favor of such action.

3.2 Exercise. To exercise the Drag-Along Right, the Founder shall give Investor a written notice (the "Drag-Along Notice") containing (a) the name of the proposed transferee and (b) the proposed purchase price and other material terms and conditions of the proposed transferee's offer. Investor shall thereafter be obligated to sell or vote its shares of Common Stock (including any warrants or options owned by Investor), provided, however, that the sale to the proposed transferee is consummated within 120 days of delivery of the Drag-Along Notice. If the sale or merger is not consummated within such 120-day period, then Investor shall no longer be obligated to sell its shares pursuant to that specific Drag-Along Right but shall remain subject to the provisions of this SECTION 3.

## SECTION 4

## MISCELLANEOUS

4.1 Termination. This Agreement shall terminate upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company.

4.2 Legends.

(a) The certificates evidencing shares of the Company held by parties hereto shall bear, in addition to any other legend required under the federal or the Delaware securities laws, the following legends, as applicable:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OR VOTING THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN A STOCKHOLDERS AGREEMENT, DATED AS OF OCTOBER __, 2007, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS. A COPY OF SUCH AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

(b) The legends referred to in Section 4.2(a) shall be removed upon termination of this Agreement in accordance with the provisions of Section 4.1.

4.3 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4.4 Notice. All notices and other communications required or permitted hereunder shall be in writing and sent (a) by facsimile or other electronic communication if the recipient provides non-automated confirmation of receipt or the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by first class mail, or (c) by a recognized overnight delivery service (with charges prepaid), addressed (1) if to Investor, at Investor's address as it appears in the records of the Company (unless otherwise indicated by Investor), (2) if to Founder, care of the Company at its address (unless otherwise indicated by Founder) or (3) if to the Company, at its office at Texas Research

Park, 14785 Omicron Drive, Suite 104, San Antonio, Texas 78245, or at such other address as the Company shall have furnished to Investor in writing.

4.5 Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

4.6 Amendments or Waivers. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by written instrument signed by the party against whom enforcement of any such amendment, waiver, or discharge or termination is sought.

4.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement. The exchange of copies of this Agreement and of counterpart signature pages by electronic or fax transmission shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted electronically or by fax shall be deemed to be their original signatures for all purposes.

4.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

4.9 Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the attachments hereto shall be governed by, and construed in accordance with, the laws of the State of Texas without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. In furtherance of the foregoing, the internal law of the State of Texas shall control the interpretation and construction of this Agreement, even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

4.10 Consent to Jurisdiction.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any Texas state court or federal court of the United States of America sitting in San Antonio, Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas state court or, to the extent permitted by law, in such federal court. Each of the parties hereto

agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any Texas state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.4. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

4.11 Waiver of Jury Trial.

(a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(b) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4.11.

*[Remainder of Page Intentionally Left Blank; Signature Page Follows.]*

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the day and year first written above.

**INVESTOR:**

OSI PHARMACEUTICALS, INC.

By: [signature]
Name: Colin Goddard, Ph.D.
Title: Chief Executive Officer

ADDRESS:

OSI Pharmaceuticals
41 Pinelawn Road
Melville, NY 11747

**FOUNDER:**

________________________________
Alexander L. Weis

**COMPANY:**

ONCOVISTA, INC.

By:______________________________
Name: Alexander L. Weis
Title: President

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the day and year first written above.

**INVESTOR:**

OSI PHARMACEUTICALS, INC.

By:________________________________
Name: Colin Goddard, Ph.D.
Title: Chief Executive Officer

ADDRESS:

OSI Pharmaceuticals
41 Pinelawn Road
Melville, NY 11747

**FOUNDER:**

Alexander L. Weis
________________________________
Alexander L. Weis

**COMPANY:**

ONCOVISTA, INC.

By: Alexander L. Weis
Name: Alexander L. Weis
Title: President